UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 13, 2016, the Board of Directors of CommScope Holding Company, Inc. (the “Company”) amended and restated the Company’s Bylaws to make certain changes relating primarily to the expiration of certain rights held by an affiliate of the Carlyle Group following its final disposition of shares of our common stock.

The foregoing summary of the Fourth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated by reference herein. Additionally, a copy of the Fourth Amended and Restated By-laws, marked to show changes to the Third Amended and Restated By-laws, is also included as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 9.01. Financial Statements and Exhibits.

Exhibit.	Description.

3.1	Fourth Amended and Restated By-Laws of CommScope Holding Company, Inc.

3.2	Fourth Amended and Restated By-Laws of CommScope Holding Company, Inc. (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2016
COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit.	Description.

3.1	Fourth Amended and Restated By-Laws of CommScope Holding Company, Inc.

3.2	Fourth Amended and Restated By-Laws of CommScope Holding Company, Inc. (marked)

4